UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 30, 2007 (July 25, 2007)

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

(Exact name of Registrant as specified in charter)

Virginia	000-50230	54-1873198
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1001 Nineteenth Street North, Arlington, Virginia	22209
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (703) 312-9500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 25, 2007, Friedman, Billings, Ramsey Group, Inc. (“FBR Group”) and two of its subsidiaries, FNLC Financial Services, Inc. and First NLC Financial Services, LLC, entered into a recapitalization agreement, dated as of July 25, 2007 (the “Recapitalization Agreement”), with NLC Holding Corp., an affiliate of Sun Capital Partners (“Sun Capital”). The Recapitalization Agreement will result in a $75 million recapitalization of First NLC Financial Services, LLC, FBR Group’s non-conforming mortgage origination subsidiary. Sun Capital, through NLC Holdings Corp., and FBR Group, through FNLC Financial Services, Inc., will invest $60 million and $15 million respectively, on a pari passu basis, subject to the terms and conditions set forth in the Recapitalization Agreement and a loan and security agreement, dated as of July 25, 2006 (the “Loan Agreement”), among First NLC Financial Services, LLC, NLC Holding Corp., FNLC Financial Services, Inc. and FBR Group. FBR Group is a party to the Loan Agreement for the limited purpose of any fraud claims.

As a result of this transaction, ultimately FBR Group’s ownership interest in First NLC Financial Services, LLC will be reduced to 20% and First NLC Financial Services, LLC will cease to be a consolidated operating subsidiary of FBR Group and will be held, instead, as an equity investment. Furthermore, FBR Group’s future exposure to First NLC Financial Services, LLC will be limited to FBR Group’s $15 million investment in the recapitalization, plus a $3 million indemnification to Sun Capital for certain potential liabilities. During the third quarter of 2007, FBR Group expects to fund approximately $15 million in losses associated with further restructuring and operating costs incurred prior to entering into the transaction with Sun Capital. FBR Group will also retain ownership of approximately $250 million of conforming and non-conforming mortgages recently originated by First NLC Financial Services, LLC which are expected to be sold or securitized during the third quarter of 2007.

Initially the commitments by Sun Capital and FBR Group will be treated as convertible debt of First NLC Financial Services, LLC. After satisfying various state mortgage licensing requirements, obtaining final court approval of a negotiated settlement of employment related class action litigation and satisfying various other closing conditions set forth in the Recapitalization Agreement, the convertible debt will convert to equity interests in First NLC Financial Services, LLC. The conditions to the final closing are expected to be satisfied within 120 days. However, no assurance can be given that these closing conditions will be satisfied within such time period or at all.

A copy of the Recapitalization Agreement, the terms of which are incorporated herein by reference, is attached as Exhibit 10.1 to this Current Report on Form 8-K. A copy of the Loan Agreement, the terms of which are incorporated herein by reference, is attached as Exhibit 10.2 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Recapitalization Agreement, dated as of July 25, 2007, by and among Friedman, Billings, Ramsey Group, Inc., FNLC Financial Services, Inc., NLC Holding Corp. and First NLC Financial Services, LLC.

10.2	Loan and Security Agreement, dated as of July 25, 2007, by and among First NLC Financial Services, LLC, as Borrower, NLC Holding Corp., as Lender, FNLC Financial Services, Inc., as Lender, Friedman, Billings, Ramsey Group, Inc., for the limited purpose of any fraud claims, and NLC Holding Corp., as Administrative Agent for the Lenders.

Cautionary Statement Regarding Forward-Looking Statements

Statements concerning future performance, developments, events, market forecasts, revenues, expenses, earnings, run rates, future sales or securitizations of mortgage loans and any other guidance on present or future periods, constitute forward-looking statements that are subject to a number of factors, risks and uncertainties that might cause actual results to differ materially from stated expectations or current circumstances. These factors include, but are not limited to, the effect of demand for public offerings, activity in the secondary securities markets, interest rates, costs of borrowing, interest spreads, mortgage pre-payment speeds, risks associated with merchant banking investments, the realization of gains and losses on principal investments, available technologies, competition for business and personnel, and general economic, political and market conditions. These and other risks are described in FBR Group’s annual report on Form 10-K for the year ended December 31, 2006 and updated from time to time in FBR Group’s quarterly reports on Form 10-Q, all of which are available from FBR Group and from the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2007	FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

	By:	/s/ Eric F. Billings
Eric F. Billings
Chairman and Chief Executive Officer

Exhibit Index

Exhibit Number	Description

10.1	Recapitalization Agreement, dated as of July 25, 2007, by and among Friedman, Billings, Ramsey Group, Inc., FNLC Financial Services, Inc., NLC Holding Corp. and First NLC Financial Services, LLC.

10.2	Loan and Security Agreement, dated as of July 25, 2007, by and among First NLC Financial Services, LLC, as Borrower, NLC Holding Corp., as Lender, FNLC Financial Services, Inc., as Lender, Friedman, Billings, Ramsey Group, Inc., for the limited purpose of any fraud claims, and NLC Holding Corp., as Administrative Agent for the Lenders.